EXHIBIT 99.1


PROSPECTUS SUPPLEMENT                               REGISTRATION NO.  333-43766
(To Prospectus dated January 29, 2002)









                        1,000,000,000 Depositary Receipts
                           Software HOLDRS (SM) Trust

     This prospectus supplement supplements information contained in the prospectus dated January 29, 2002 relating to the sale of up to 1,000,000,000 depositary receipts by the Software HOLDRS (SM) Trust.

     The share amounts specified in the table on page 12 of the base prospectus shall be replaced with the following:

                                                                                 Share         Primary
                          Name of Company                         Ticker        Amounts    Trading Market
      Adobe Systems Incorporated                                  ADBE            6           NASDAQ
      BMC Software, Inc.                                          BMC             7            NYSE
      Check Point Software Technologies Ltd.                      CHKP            6           NASDAQ
      Computer Associates International, Inc.                      CA            17            NYSE
      Intuit Inc.                                                 INTU            6           NASDAQ
      i2 Technologies, Inc.                                       ITWO           10           NASDAQ
      Macromedia, Inc.                                            MACR            1           NASDAQ
      Mercury Interactive Corporation                             MERQ            2           NASDAQ
      Micromuse Inc.                                              MUSE            2           NASDAQ
      Microsoft Corporation                                       MSFT           15           NASDAQ
      Nuance Communications, Inc.                                 NUAN            1           NASDAQ
      Openwave Systems lnc.                                       OPWV            2           NASDAQ
      Oracle Corporation                                          ORCL           24           NASDAQ
      Peoplesoft, Inc.                                            PSFT            8           NASDAQ
      Rational Software Corporation                               RATL            5           NASDAQ
      SAP AG-preference shares *                                  SAP            16            NYSE
      Sapient Corporation                                         SAPE            3           NASDAQ
      Siebel Systems, Inc.                                        SEBL            8           NASDAQ
      TIBCO Software Inc.                                         TIBX            5           NASDAQ
      Veritas Software Corporation                                VRTS            7           NASDAQ

       --------------------------------------
       *The preference shares of this non-U.S. company trade in the United States as American depositary receipts. Please see "Risk Factors" and "United States Federal Income Tax Consequences--Special considerations with respect to underlying securities of foreign issuers" for additional factors to consider with respect to an investment in a non-U.S. company.

     The share amounts listed in the table above reflect all previous stock splits, dividends and business combination transactions.

             The date of this prospectus supplement is June 30, 2002.